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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements on Form S-1, as amended (File No. 333-198484), and on Form S-8 (File No. 333-199223)of Veritex Holdings, Inc. and Subsidiary of the report dated July 22, 2014, audited by JonesBaggett LLP, who merged with Whitley Penn LLP as of November 1, 2014, relating to the 2012 consolidated financial statements appearing in this Annual Report on Form 10-K of Veritex Holdings, Inc. and Subsidiary for the year ended December 31, 2014.

/s/ Whitley Penn LLP

Dallas, Texas
March 27, 2015

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm